UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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USANA Health Sciences, Inc.
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3838 West Parkway Boulevard

Salt Lake City, Utah 84120-6336

(801) 954-7100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 29, 2009

Dear Shareholder:

You are invited to attend the Annual Meeting of Shareholders of USANA Health Sciences, Inc., to be held at its corporate headquarters, 3838 West Parkway Boulevard, Salt Lake City, Utah 84120 on April 29, 2009 at 11:00 a.m., Mountain Daylight Time, for the following purposes:

1.                                       To elect five directors to serve for one year each, until the next Annual Meeting of Shareholders and until a  successor is elected and shall qualify;

2.                                       To ratify the selection of PricewaterhouseCoopers LLP as USANA’s independent registered public accountant for the fiscal year 2009; and

3.                                       To consider and act upon such other business as may properly come before the meeting or at any postponement or adjournment thereof.

Only USANA shareholders of record at the close of business on March 6, 2009, have the right to receive notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof.  A list of shareholders entitled to receive notice and to vote at the meeting will be available for examination by a shareholder for any purpose that is germane to the meeting during ordinary business hours at the offices of USANA at 3838 West Parkway Boulevard, Salt Lake City, Utah, during the ten days prior to the meeting.

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

By Order of the Board of Directors,

James H. Bramble
Corporate Secretary

Salt Lake City, Utah

March 27, 2009

USANA HEALTH SCIENCES, INC.

ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 29, 2009

The Board of Directors of USANA Health Sciences, Inc. (“We,” “USANA,” or the “Company”) is soliciting proxies to be used at the 2009 Annual Meeting of Shareholders (the “Annual Meeting”).  Distribution of this Proxy Statement and the accompanying proxy card is scheduled to begin on or about March 27, 2009.  The mailing address of USANA’s principal executive offices is 3838 West Parkway Boulevard, Salt Lake City, Utah 84120-6336.  If you attend the Annual Meeting, you may withdraw any prior vote by attending and voting in person on any matters that are brought properly before the meeting.  USANA will pay all expenses of the meeting, including the cost of printing and mailing the proxy statement and related materials and the cost of the solicitation process.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Why did I receive this proxy statement?  We have sent you the Notice of Annual Meeting of Shareholders, this Proxy Statement, and the enclosed proxy or voting instruction card because the USANA Board of Directors is soliciting your proxy to vote at USANA’s Annual Meeting on April 29, 2009.  This Proxy Statement contains information about matters to be voted on at the Annual Meeting.

Who is entitled to vote?  You may vote if you owned common stock as of the close of business on March 6, 2009.  On March 6, 2009, there were 15,350,933 shares of our common stock that were outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?  Each share of common stock that you own at the close of business on March 6, 2009 entitles you to one vote.

What am I voting on?  You will be voting on proposals to:

•                  Elect five directors to serve for one year each, until the next Annual Meeting of Shareholders or until a successor is elected and shall qualify;

•                  Ratify the selection of PricewaterhouseCoopers LLP as USANA’s independent registered public accountant for the fiscal year 2009; and

•                  Consider and act upon such other business as may properly come before the meeting or at any postponement or adjournment thereof.

How do I vote?  You can vote in the following ways:

•                  By Mail:  If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid addressed envelope.  If you hold your shares in street name, please complete and mail the voting instruction card that you will receive from your broker or bank.

•                  At the Annual Meeting:  If you are planning to attend the Annual Meeting and wish to vote your shares in person, we will give you a ballot at the meeting.  If your shares are held in street name, you need to bring an account statement or letter from your broker, bank or other nominee, indicating that you are the beneficial owner of the shares on March 6, 2009, the record date for voting.  Even if you plan to be present at the meeting, we encourage you to complete and mail the enclosed card in advance of the meeting to vote your shares by proxy.

What if I return my proxy or voting instruction card but do not mark it to show how I am voting?  Your shares will be voted according to the instructions you have indicated on your proxy or voting instruction card.  You can specify whether your shares should be voted for all, some, or none of the nominees for director.  You can also specify whether you approve, disapprove, or abstain from the other proposals.  If no direction is indicated, your shares will be voted FOR the election of all of the nominees for director and FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountant.

May I revoke my proxy or change my vote after I return my proxy card or voting instruction card?  You may revoke your proxy or change your vote at any time before it is exercised in one of three ways:

•                  Notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy;

•                  Submit another proxy card (or voting instruction card if you hold your shares in street name) with a later date; or

•                  Vote in person on April 29, 2009, at the Annual Meeting.

What does it mean if I receive more than one proxy or voting instruction card?  It means that you have multiple accounts at the transfer agent and/or with banks and stockbrokers.  Please vote all of your shares by returning all proxy and voting instruction cards you receive.

What constitutes a quorum?  A quorum must be present to properly convene the Annual Meeting.  The presence, in person or by proxy, of the holders of a majority of the outstanding shares that are entitled to vote at the Annual Meeting constitutes a quorum.  You will be considered part of the quorum if you return a signed and dated proxy or voting instruction card or if you attend the Annual Meeting.  Abstentions and broker non-votes will be counted as shares present at the meeting for purposes of determining whether a quorum exists, but not as shares cast for any proposal.  Because abstentions and broker non-votes are not treated as shares cast, they would have no impact on any of the proposals.

What vote is required in order to approve each proposal?  The required vote is as follows:

Election of Directors:  The election of the nominees for director requires the affirmative vote of a plurality of the shares cast at the Annual Meeting.  This means that the five nominees receiving the greatest number of votes in favor of their election will be elected, even if they receive less than a majority of votes cast at the meeting.  If you do not want to vote your shares for a particular nominee, you may so indicate in the space provided on the proxy card or on the voting instruction card.  In the unanticipated event that any of the nominees is unable or declines to serve, the proxy holder will have the discretion to vote the proxy for another person, as shall be designated by the Board of Directors to replace the nominee, or, in lieu thereof, the Board may reduce the number of directors.

Ratification of the Selection of Independent Registered Public Accountant:  Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountant requires the affirmative vote of a majority of the shares cast at the Annual Meeting.  If the shareholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee of the Board of Directors may, but is not required to, reconsider such appointment.

How will voting on any other business be conducted?  We do not know of any business or proposals to be considered at the Annual Meeting other than those that are described in this Proxy Statement.  If any other business is proposed and we decide to allow it to be presented at the Annual Meeting, the proxies that we receive from our shareholders give the proxy holders the authority to vote on that matter according to their best judgment.

Who will count the votes?  Broadridge Investor Communications Services will tabulate the votes that are received prior to the Annual Meeting.  Representatives of USANA will act as the inspectors of election and will tabulate the votes, if any, that are cast in person at the Annual Meeting.

Who pays to prepare, mail, and solicit the proxies?  We will pay all of the costs of soliciting these proxies.  We will ask banks, brokers, and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority of executed proxies.  We will reimburse them for their reasonable expenses.  In addition to the use of the mail, proxies may be solicited by our officers, directors, and other employees by telephone or by personal solicitation.  We will not pay additional compensation to these individuals.

How do I submit a shareholder proposal for next year’s Annual Meeting?  Any shareholder who intends to present a proposal at the 2010 Annual Meeting of Shareholders must deliver such proposal to the Corporate Secretary, c/o USANA Health Sciences, Inc., 3838 West Parkway Blvd., Salt Lake City, Utah 84120, not later than November 27, 2009, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

Who should I call if I have questions?  If you have questions about the proposals or the Annual Meeting, you may call Patrique Richards, USANA Investor Relations, at (801) 954-7100.  You may also send an e-mail to investor.relations@us.usana.com.

PROPOSAL #1 – ELECTION OF DIRECTORS

                Our Bylaws provide that the shareholders or the Board of Directors shall determine the number of directors from time to time, but that there shall be no less than three directors.  The Board of Directors, by resolution, has set the number of directors at five.  The Governance and Nominating Committee of the Board of Directors has nominated five directors to stand for re-election at the Annual Meeting.  Each director who is elected at the Annual Meeting will hold office until the Company’s Annual Meeting in 2010, until a successor is elected and qualified, or until the director resigns, is removed, or becomes disqualified.  The Board of Directors has no reason to believe that any of the nominees for director will be unwilling or unable to serve, if elected.  If due to unforeseen circumstances a nominee should become unavailable for election, the Board may either reduce the number of directors or may substitute another person for that nominee, in which event your shares will be voted for that other person.

Director Nominees

                The nominees to the Board of Directors in 2009 are Robert Anciaux, Gilbert A. Fuller, Jerry G. McClain, Ronald S. Poelman, and Myron W. Wentz, Ph.D.  All of these nominees currently serve as members of the Board of Directors.  Messrs. Anciaux, McClain, and Poelman are independent directors under the rules of the Nasdaq stock exchange.  The following information is furnished with respect to these nominees:

                Robert Anciaux, 63, has served as a director of USANA since July 1996.  Since 1990, he has been the Managing Director of S.E.I. s.a., a consulting and investment management firm in Brussels, Belgium.  Additionally, since 1982 Mr. Anciaux has been self-employed as a venture capitalist in Europe, investing in various commercial, industrial, and real estate venture companies.  In some of these privately held companies, Mr. Anciaux also serves as a director.  Mr. Anciaux received an Ingenieur Commercial degree from Ecole de Commerce Solvay Universite Libre de Bruxelles.

Gilbert A. Fuller, 68, has served as a director of USANA since September 2008.  Prior to that, he served as our Executive Vice President, Chief Financial Officer, and Secretary since January 2006.  Mr. Fuller joined USANA in May 1996 as the Vice President of Finance and served in this role until June 1999, when he was appointed as the Company’s Senior Vice President.  Mr. Fuller had served as the Company’s Chief Financial Officer since October 1997. Before joining USANA, from January 1994 to May 1996, Mr. Fuller was the Executive Vice President of Winder Dairy, Inc., a regional commercial dairy operation.  From May 1991 through October 1993, Mr. Fuller was Chief Administrative Officer and Treasurer of Melaleuca, Inc., a manufacturer and network marketer of personal care products.  From July 1984 through January 1991, Mr. Fuller was the Vice President and Treasurer of Norton Company, a multinational manufacturer of ceramics and abrasives.  He obtained his certified public accountant license in 1970 and kept it current until his career path developed into corporate finance.  Mr. Fuller received a B.S. in Accounting and an M.B.A. from the University of Utah.

Jerry G. McClain, 68, has served as a director of USANA since June 2001.  Since January 2003, Mr. McClain has been self-employed, operating his own investment and real estate business in Salt Lake City, Utah.  From August 2000 to December 2002, Mr. McClain was the Chief Financial Officer of Cerberian, Inc., a privately held company that was headquartered in Salt Lake City, Utah.  From 1998 to 2000, Mr. McClain was the Chief Financial Officer and Sr. Vice President of Assentive Solutions, Inc., a company he also co-founded.  From 1997 to 1998, Mr. McClain was the Chief Financial Officer for the Salt Lake Organizing Committee for the 2002 Winter Olympic Games.  Before 1997, Mr. McClain served as a key financial advisor to many companies as an Audit Partner and a Managing Partner of Ernst & Young LLP for 35 years in several cities throughout the world.  Mr. McClain is a former CPA and a graduate from the University of Southern Mississippi and Oklahoma State University, where he received a B.S. in Accounting and an M.S. in Accounting, respectively.

                Ronald S. Poelman, 55, has served as a director of USANA since 1995.  Since 1994, he has been a partner in the Salt Lake City, Utah law firm of Jones, Waldo, Holbrook & McDonough, where he is head of the Corporate and Securities Practice Group.  Mr. Poelman began his legal career in Silicon Valley in California, and has assisted in the organization and financing of numerous companies over the past 25 years.  Mr. Poelman is a founding officer of the Utah Chapter of the

National Association of Corporate Directors and frequently lectures at the meetings of this and other organizations.  Mr. Poelman received a B.A. in English from Brigham Young University and a J.D. from the University of California, Berkeley.

                Myron W. Wentz, Ph.D., 68, founded USANA in 1992 and has served as the Chief Executive Officer and Chairman of the Board of USANA since its inception.  In July 2008, Dr. Wentz retired as Chief Executive Officer, but continues to serve as Chairman of the Board. In 1974, Dr. Wentz founded Gull Laboratories, Inc., which was a developer and manufacturer of medical diagnostic test kits and was the former parent corporation of USANA.  Dr. Wentz served as Chairman of Gull from 1974 until 1998.  In 1998, Dr. Wentz founded Sanoviv, S.A. de C.V. (“Sanoviv”), a health and wellness center that is located near Rosarito, Mexico.  Joining a pathology group in Peoria, Illinois, from 1969 to 1973, Dr. Wentz served as infectious disease specialist and directed the microbiology and immunology laboratories for three hospitals in the Peoria area. He received a B.S. in Biology from North Central College, Naperville, Illinois, an M.S. in Microbiology from the University of North Dakota, and a Ph.D. in Microbiology and Immunology from the University of Utah.

                We will vote your shares as you specify in your proxy card.  If you sign, date, and return your proxy card but do not specify how you want your shares voted, we will vote them FOR the election of each of the director nominees who are listed above.

RECOMMENDATION

The Board of Directors unanimously recommends a vote FOR each director nominee.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

                The Board of Directors is elected by and is accountable to the shareholders of the Company.  The Board establishes policy and provides strategic direction, oversight, and control of the Company.  The Board met 15 times during 2008.  All directors attended at least 75% of the meetings of the Board and the Board Committees of which they are members.

Director Independence

                We assess director independence on an annual basis.  The Board has determined, after careful review, that all of the current directors, other than Dr. Myron Wentz and Gilbert A. Fuller, who have also been nominated for election at the 2009 Annual Meeting are independent based on the applicable rules of the Nasdaq stock market and the applicable regulations of the Securities and Exchange Commission (the “SEC”).

Shareholder Communications with Directors

If the Company receives correspondence from its shareholders that is addressed to the Board of Directors, we forward it to every director or to the individual director to whom it is addressed.  Shareholders who wish to communicate with the directors may do so by sending their correspondence to the director or directors at the Company’s headquarters at 3838 West Parkway Blvd., Salt Lake City, Utah 84120-6336.

Directors are encouraged by the Company to attend the Annual Meeting of Shareholders if their schedules permit.  All directors, except for Mr. Anciaux, were present at the Company’s Annual Meeting of the Shareholders that was held last year in April 2008.

Committees of the Board of Directors

                The Board of Directors has a separately-designated standing Audit Committee, Compensation Committee, and Governance and Nominating Committee.  All members of the Audit Committee, Compensation Committee, and Governance and Nominating Committee meet the definition of “independent,” described above.

Governance and Nominating Committee.  The Governance and Nominating Committee of the Board of Directors (the “Nominating Committee”) was established in February 2004.  The Nominating Committee met one (1) time during 2008.  Members of the Nominating Committee during fiscal 2008 and at the date of this Proxy Statement are Robert Anciaux, Jerry G. McClain and Ronald S. Poelman, each of whom meets the definition of “independent” set forth in the rules of the Nasdaq stock exchange.  A written charter has been adopted for the Nominating Committee and can be accessed electronically in the “Corporate Governance” section of our website at www.usanahealthsciences.com.  The Nominating

Committee’s responsibilities include: (i) identifying and evaluating prospective nominees for director, (ii) recommending to the Board of Directors the director nominees for the next annual meeting of shareholders, (iii) periodically reviewing the performance of the Board and its members and determining the number, function, and composition of the Board’s committees, and (iv) overseeing corporate governance matters.

The Nominating Committee believes that the Company’s Board of Directors should be composed of directors with varied, complementary backgrounds and that directors should, at a minimum, have expertise that may be useful to the Company.  Directors should also possess the highest personal and professional ethics and should be willing and able to devote the required amount of time to the Company’s business.  In determining whether a director should be retained and stand for re-election, the Nominating Committee also considers that director’s performance and contribution to the Board during his or her tenure with the Board.

The independent directors may from time to time consider qualified nominees who are recommended by shareholders.  Shareholders who wish to make such a recommendation may do so by sending a written notice, as described under the heading “How do I submit a shareholder proposal for next year’s Annual Meeting?” in the section of this Proxy Statement titled “Questions and Answers about the Meeting.” Nominees for director who are recommended by shareholders will be evaluated by the Nominating Committee in the same manner as any other nominee for director.

                Audit Committee.  The Audit Committee of the Board of Directors (the “Audit Committee”) is a standing committee of the Board, which has been established as required by the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules of the Nasdaq stock exchange.  The Audit Committee met eight (8) times during 2008.  Members of the Audit Committee during fiscal 2008 and at the date of this Proxy Statement are Ronald S. Poelman, Chairman, Robert Anciaux, and Jerry G. McClain, each of whom meets the definition of “independent” set forth above.  The Board has determined that Mr. McClain is an “audit committee financial expert,” as defined by the applicable regulations promulgated by the Securities and Exchange Commission (“SEC”) under the Exchange Act.  The Board also believes that each member of the Audit Committee meets the Nasdaq composition requirements, including the requirements regarding financial literacy and financial sophistication.  A written charter has been adopted for the Audit Committee and can be accessed electronically in the “Corporate Governance” section of our website at www.usanahealthsciences.com.  The Audit Committee’s responsibilities include: (i) appointing the independent registered public accountant of the Company, (ii) reviewing and approving the scope and cost of any proposed audit and non-audit services that are provided by, as well as the qualifications and independence of, the independent registered public accountant, (iii) reviewing with the independent registered public accountant, and internal audit staff the results of audits, any recommendations from the independent registered public accountant and the status of management’s actions for implementing such recommendations, as well as the quality and adequacy of our internal financial controls and internal audit staff, and (iv) reviewing annual and quarterly financial statements and the status of material pending litigation and regulatory proceedings.

                Compensation Committee.  The Compensation Committee of the Board of Directors (the “Compensation Committee”) met five (5) times during 2008.  Members of the Compensation Committee during fiscal 2008 and at the date of this Proxy Statement are Robert Anciaux, Chairman, Jerry G. McClain, and Ronald S. Poelman, each of whom meets the definition of “independent” set forth in the listing standards of the Nasdaq stock exchange.  In addition, all members of the Compensation Committee are outside directors as defined by Rule 162(m) of the Internal Revenue Code and are non-employee directors as defined by the applicable regulations promulgated by the SEC under the Exchange Act.  A written charter has been adopted for the Compensation Committee and can be accessed electronically in the “Corporate Governance” section of our website at www.usanahealthsciences.com.  The Compensation Committee’s responsibilities include: (i) reviewing and recommending to the full Board of Directors the salaries, bonuses, and other forms of compensation and benefit plans for management and (ii) administering USANA’s equity compensation plans.  The duties of the Compensation Committee as the administrator of those plans include, but are not limited to, determining those persons who are eligible to receive awards, establishing terms of all awards, authorizing officers of the Company to execute grants of awards, and interpreting the provisions of the equity compensation plans and grants that are made under those plans.

Code of Ethics

                We have adopted a code of ethics that applies to all of our directors, officers (including our chief executive officer and chief financial and accounting officers), and employees. We require that all of our directors, officers and employees certify on an annual basis that they are in compliance with the code. A copy of the code of ethics is available on the corporate governance section of our web site at www.usanahealthsciences.com.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee during fiscal 2008 was composed of Robert Anciaux, Chairman, Jerry G. McClain, and Ronald S. Poelman.  All members of the Compensation Committee are independent directors.  No member of the Company’s Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, and no director or executive officer of the Company is a director or executive officer of any other corporation that has a director or executive officer who is also a director of the Company.

EXECUTIVE OFFICERS

                The executive officers of USANA at January 3, 2009, and as of the date of this Proxy Statement were:

Name	Position
Myron W. Wentz, Ph.D.	Chairman of the Board
David A. Wentz	Chief Executive Officer
Fred W. Cooper, Ph.D.	President and Chief Operating Officer
Jeffrey A. Yates	Vice President and Chief Financial Officer
Kevin G. Guest	Chief Marketing Officer
Mark H. Wilson	Executive Vice President of North America
Timothy E. Wood, Ph.D.	Executive Vice President of Research and Development
Roy W. Truett	Chief Information Officer
James H. Bramble	General Counsel and Corporate Secretary

Biographical information for Myron W. Wentz is included above with the other nominees for director.  The following information is provided for each of our other executive officers.

                David A. Wentz, 38, Chief Executive Officer.  Mr. Wentz joined USANA as a part-time employee in 1992.  He has been a full-time employee since March 1994.  From 1993 until April 2004, he was a member of the Company’s Board of Directors.  Mr. Wentz was appointed Chief Executive Officer in July 2008.  He served as President from July 2002 to July 2008 and previously served as the Company’s Executive Vice President from October 2001 to July 2002.  He served as the Company’s Senior Vice President of Strategic Development from June 1999 to October 2001, and as the Company’s Vice President of Strategic Development from August 1996 to June 1999.  Mr. Wentz received a B.S. degree in Bioengineering from the University of California, San Diego.  Mr. Wentz is the son of Dr. Wentz, who is the founder of the Company and Chairman of the Company’s Board of Directors.

Fred W. Cooper, Ph.D., 46, President and Chief Operating Officer. Dr. Cooper was a consultant to the Company from 1997 until early 1998.  In February 1998 he joined the Company as Director of Special Projects.  From April 1998 until April 1999, he was employed as a full-time employee of the Company in the capacity of Executive Director of Information Technology, and from April 1999 until August 2000, as the Company’s Vice President of Information Technology.  From August 2000 until July 2003, Dr. Cooper was employed by the Company on a part-time basis as Vice President of Information Technology.  Thereafter, he became a full-time employee in July 2003 as the Company’s Vice President of Operations.  In January 2006, he was appointed as the Company’s Executive Vice President of Operations and served in this role until July 2008, when he was appointed President and Chief Operating Officer.  Prior to joining USANA, from April 1994 to February 1998, Dr. Cooper was the Director of Market Research and then the Director of Corporate Network Operations for Human Affairs International, a subsidiary of Aetna.  Dr. Cooper received a B.S. in Finance and a B.S. in Psychology from the University of Utah.  He earned a Ph.D. in Business Administration from the University of Utah.

                Jeffrey A. Yates, 46, Vice President and Chief Financial Officer. Mr. Yates joined USANA in June 2008 as Vice President of Finance and was appointed Chief Financial Officer in September 2008. Mr. Yates has worked in the finance and accounting industries for more than 20 years. Prior to joining USANA, he served as executive vice president and chief financial officer of Deseret Book Company since 2004, and vice president and chief financial officer of Deseret Book Company since November 2003. Prior to that, he served as vice president and chief financial officer of Franklin Covey Stores and as a senior accountant for Price Waterhouse LLP. Mr. Yates received a bachelor’s degree in accounting and a Master of Accountancy from Brigham Young University in Provo, Utah. He is a certified public accountant.

Kevin G. Guest, 46, Chief Marketing Officer.  Mr. Guest joined USANA on a part-time basis in April 2003, as Executive Director of Media and Events.  Following the acquisition of FMG Productions, a media, video, and event productions company that was founded by Mr. Guest, he became a full-time employee of the Company and was promoted to Vice President of Media and Events in February 2004.  In January 2006, he was appointed as the Company’s Executive Vice President of Marketing and served in that role until July 2008, when he was appointed Chief Marketing Officer.  Prior to joining USANA full-time, from 1992 to February 2004, Mr. Guest served as the Managing Partner of FMG Productions.  Mr. Guest has been part of the media production arena for more than 20 years and has received numerous awards for producing, directing, and writing.  He has overseen USANA’s audio, video, and event productions worldwide since the Company’s inception.   Mr. Guest earned a B.A. in Communications from Brigham Young University.

Mark H. Wilson, 44, Executive Vice President of North America.  Mr. Wilson joined USANA in October 1996 as Director of Customer Relations.  Mr. Wilson served as the Company’s Executive Director of Customer Relations from 1998 to April 2000.  From April 2000 to January 2006, he served as the Company’s Vice President of Customer Relations.  In January 2006, he was appointed as the Company’s Executive Vice President of Customer Relations and served in this position until July 2008, when he was appointed Executive Vice President of North America.  Prior to joining USANA, from October 1994 to October 1996, Mr. Wilson was an owner/partner of Great Basin Marketing, a consulting company, specializing in call center start-up and operational management.  Prior to joining Great Basin Marketing, from July 1991 until October 1994, Mr. Wilson was Director of Inbound Order Express and Data Processing for Melaleuca, Inc., a manufacturer and network marketer of personal care products.  Mr. Wilson holds a B.S. in Communications from the University of Utah.

Timothy E. Wood, Ph.D., 60, Executive Vice President of Research and Development.  Dr. Wood joined USANA in June 1996 as Director of Research and Development.  Dr. Wood served in this role from June 1996 to June 1999, when he was appointed as the Company’s Vice President of Research and Development.  In January 2006, he was appointed as the Company’s Executive Vice President of Research and Development.  Before joining USANA, Dr. Wood served as Vice President of Research and Development for AgriDyne Technologies, Inc., formerly known as NPI, from 1992 to 1995, where he managed a team of 25 scientists.  From 1980 to 1992, Dr. Wood served as Research Manager and Senior Scientist for AgriDyne Technologies.  Dr. Wood received a Bachelors Degree in Environmental Biology from the University of California, Santa Barbara.  He earned a Masters Degree in Environmental Sciences and a Ph.D. from Yale University.  He also earned an M.B.A. from Westminster College in Salt Lake City, Utah.

Roy W. Truett, 41, Chief Information Officer.  Mr. Truett joined USANA in April, 2003 as Executive Director of Information Technology.  He served in this role until July 2005, when he was appointed Vice President of Information Technology.  In July 2008, Mr. Truett was appointed Chief Information Officer.  Prior to joining USANA, Mr. Truett was employed at Humana Inc., where he was accountable for all IT systems related to corporate sales, marketing, and telemarketing activities.  Mr. Truett received a bachelor’s degree in business administration with an emphasis in information systems management from Francis Marion University in Florence, South Carolina and a master of business administration from the University of Phoenix.

James H. Bramble, 39, Vice President, General Counsel and Corporate Secretary.  Mr. Bramble joined USANA in March 1998 to manage the Compliance and Legal Departments. In April 2006 he was appointed Vice President and General Counsel. In July 2008, Mr. Bramble was also appointed Corporate Secretary.  Prior to joining USANA, Mr. Bramble was employed with Novus Services.  Mr. Bramble received a bachelor’s of science degree in political science with a minor in Spanish from the University of Utah in Salt Lake City, Utah. He received his Juris Doctorate in Law from the University of Utah College of Law.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of the compensation and benefit programs for our executive officers who are identified in the Summary Compensation Table (“Executives”) of this Proxy Statement.

Role of Compensation Committee

The Executive compensation philosophy and practice of USANA has been developed through a collaborative effort of the Compensation Committee and the Company’s Chief Executive Officer, Chief Financial Officer, and Vice President of Human Resources.  While these officers offer ideas, opinions, and proposals in Compensation Committee meetings, the Compensation Committee functions and votes independently from these officers.  The Compensation Committee is responsible for all changes to the Executive compensation philosophy and program.  The Compensation Committee consists of three members of USANA’s Board of Directors, all of whom are “independent” under the listing standards of the Nasdaq stock market.  These members are appointed to the Compensation Committee by the Board of Directors.  The Compensation Committee is governed by a written charter, which outlines the committee’s authority and responsibilities.

Role of Corporate Leadership in Assisting Compensation Committee

The Compensation Committee has the primary authority to determine the Company’s compensation philosophy and to establish compensation for the Company’s Executives.  It is responsible for ensuring that Executive compensation decisions are thoroughly researched and implemented.  Each of the Company’s Executives and employees participate in an annual performance review with their immediate supervisor, during which the Executive or employee receives input about his or her performance and contributions to the Company’s results for the period being assessed.  The Compensation Committee seeks input from the Company’s Chief Executive Officer, Chief Financial Officer, and Vice President of Human Resources to identify key factors and to obtain information that is related to Executive compensation.  These key factors and information generally involve the individual Executive’s level of responsibility, his or her years of experience, his or her current overall compensation level, the impact of current compensation practices on the Company’s financial statements, and the relationship between Executive compensation and performance of the Company.

The Company’s Vice President of Human Resources takes direction from and makes suggestions to the Chairman of the Compensation Committee in establishing the quarterly Committee meeting agenda and in preparing the materials to be presented to the Compensation Committee.  These materials contain minutes from prior meetings, key items to be addressed, and background information to help the Compensation Committee in its decision-making process.

Compensation Consultants

During 2008, we did not engage or consult with a compensation consultant in connection with rendering decisions on Executive compensation.  In the past, however, the Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“FWC”), an independent executive compensation consulting firm, to advise and make recommendations regarding USANA’s Executive compensation program. During 2008, the Compensation Committee continued to utilize materials previously provided by FWC, as well as materials provided by our Vice President of Human Resources, along with other resources and tools, to render compensation decisions for 2008.  These materials include, but are not limited to, (i) surveys and reports of executive compensation paid by public companies, with characteristics similar to USANA, on a national basis; and (ii) surveys of executive compensation paid by certain of the Company’s direct competitors, consisting of both public and private companies, on a local and national basis, which included the following companies:

Herbalife International	Schiff Nutrition International, Inc.
Twinlab Corporation	Stampin Up
Nature’s Sunshine Products	Xango, LLC
Neways International

Compensation Philosophy and Objectives

The Company’s compensation philosophy, as approved by the Compensation Committee, is to establish and maintain Executive compensation programs that are designed to accomplish the following objectives:

•                  To attract and retain, through a fair and competitive compensation plan, Executives who have the intelligence, education, and experience that is required to effectively administer the affairs of the Company;

•                  To motivate our Executives to achieve certain financial and non-financial performance objectives for the benefit of our shareholders by tying components of their total compensation to individual and Company performance; and

•                  To ensure that compensation practices do not impair USANA’s financial strength or future success.

The Compensation Committee intends to meet these objectives by utilizing and maintaining a balance among three major components of compensation: base salary, cash bonus, and equity compensation.  The Committee believes that these three components provide the appropriate framework to (i) attract, retain and motivate our Executives, and (ii) align a significant portion of Executive compensation with short- and long-term performance objectives that drive shareholder value.  As shown in the compensation tables following this report, our Executives do not receive retirement benefits, severance arrangements, deferred compensation opportunities, or other perquisites that are commonly provided to executives of similarly sized companies.

Components of Compensation

Base Salary

Base salary represents the fixed component of Executive compensation.  It is designed to compensate our Executives fairly and competitively at levels necessary to attract, retain and motivate qualified executives in our industry.  Historically, base salaries paid to our Executives have been significantly below market for comparable positions and responsibilities. Rather, the Compensation Committee has utilized equity and has relied on large, intermittent stock option grants, as a key retention and reward tool for Executives for the long-term.  In 2006, this philosophy changed and the Compensation Committee determined that Executive base salaries would be increased and brought more in-line with the median market over a period of time. Consistent with this philosophy, the Compensation Committee, on an annual basis, evaluates our Executives’ base salaries.  The Committee considers (i) the Executive’s individual performance, accomplishments and contributions to the Company; (ii) the performance of USANA, both financially and operationally; (iii) current market data and salary levels for each Executive’s particular position; and (iv) the total compensation paid to each Executive.  The Committee then renders a decision for each Executive’s base salary based on the total mix of the foregoing information.

As part of its 2008 Executive compensation evaluation, the Compensation Committee evaluated, and ultimately approved, a significant reorganization of the Company’s executive management team. This reorganization was intended to continue the philosophy of bringing Executive base salaries more in line with the market and promote certain Company Executives who have displayed exceptional performance. In July 2008, as a result of this reorganization, the Compensation Committee appointed the following Executives to the following offices and set each Executive’s base salary from July 2008 through mid-2009 as follows:

Executive	Appointed Office	Base Salary ($)
David A. Wentz	Chief Executive Officer	$600,000
Fred W. Cooper, Ph.D.	President and Chief Operating Officer	$550,000
Jeffrey A. Yates	Chief Financial Officer	$250,000
Mark H. Wilson	Executive Vice President of North America	$500,000
Kevin G. Guest	Chief Marketing Officer	$500,000

The Compensation Committee determined that these increases to our Executives’ base salaries were reasonable and necessary to ensure that the compensation we offer to our Executives is fair and competitive. The actual base salaries paid to our Executives during 2008 are reflected in column (c) of the Summary Compensation Table of this Proxy Statement.

Our Founder and Chairman of the Board, Dr. Myron Wentz, served with the title of Chief Executive Officer of USANA since its inception until July 2008, when Mr. David Wentz was appointed Chief Executive Officer. Dr. Wentz continues to serve as the Company’s Chairman of the Board. Dr. Wentz has historically declined to receive any payments of base salary or bonus, and the Company currently expects this to be the case in the future.

Non-Equity Incentive Plan Compensation

We offer our Executives non-equity incentive plan compensation in the form of a cash bonus that is based on USANA’s achievement of certain financial and non-financial performance objectives during the applicable year. Cash bonuses are based on a percentage of the Executive’s base salary. Each year, the Compensation Committee sets the range of the cash bonus for which each Executive is eligible and sets the performance objectives on which cash bonuses for that year will be based.

2008 Non-Equity Incentive Plan

In 2008, USANA offered the 2008 Executive Bonus Plan (the “2008 Bonus Plan”) to its Executives.  Cash bonuses under this plan were based on the achievement of financial objectives related to customer counts and operating margins that applied to all Executives universally, and additional financial and non-financial objectives that differed depending on the Executive’s functional area.  If performance scores exceed the objectives for financial measures, an individual Executive might receive more than his or her target percentage and, if scores are below target, the Executive’s 2008 Bonus Plan payout will be below his or her target percentage, subject to no award if performance was below threshold levels. These performance objectives were set by the Compensation Committee early in 2008 in consultation with our then President, Mr. David Wentz, and are explained in greater detail below. Executives were eligible to receive a cash bonus of between 0% and 100% of their base salaries under the 2008 Bonus Plan.

Set forth below are the universal performance objectives (the “Universal Objectives”), which were applicable to all of our Executives for the 2008 Bonus Plan, as well as the actual performance delivered by the Company for each Universal Objective.

Universal Performance Objectives	Minimum Performance	Maximum Performance	Performance Delivered
Active Associates and Customers	260,000	280,000	269,000
Operating Margin	14.0%	17.5%	13.6%

In addition to the Universal Objectives, additional financial and non-financial objectives were established by the Compensation Committee for each Executive based on the Executive’s particular functional area (the “Particular Objectives”). The Particular Objectives related to, among other things, the sales percentage of certain products, margins of certain products, percentage of SKUs as a percentage of sales, employee satisfaction and other operating objectives.  The Company considers the actual Particular Objectives and the performance delivered by the Company under these objectives confidential, competitively sensitive business information.  As such, the Company has not disclosed this information herein.  The Committee determined, at the time it established each Particular Objective, that: (i) the minimum performance level for each objective was reasonably attainable, subject to the customary risks attendant to the Company’s business operations, and (ii) the target performance level for each objective would require a significant effort by Executives.

2008 Incentive Plan Awards

Shortly after the end of fiscal 2008, the Compensation Committee reviewed the foregoing performance objectives and the actual performance delivered by the Company in 2008 under each objective.  Specifically, the Compensation Committee evaluated the Company’s performance under the Universal Objectives and the Particular Objectives as well as each objective’s weighting, which was consistent for some functional areas and different for others.  The Company’s actual performance under the Universal Objectives is referenced in the table above.  With regard to the Company’s performance under the Particular Objectives, the Compensation Committee reviewed each functional area’s objectives, the performance delivered by the Company relative to the objective, and the objective’s relative weighting for the particular functional area.  Based on this review, and the review of the performance delivered under the Universal Objectives, the Compensation Committee determined that each Executive had earned a cash bonus under the 2008 Bonus Plan.  The percentage bonus earned and awarded by the Compensation Committee, however, varied depending on the performance delivered, the Executive’s functional area and the weighting of the respective performance objective for such functional area. The percentage bonus earned by each Executive and awarded by the Compensation Committee is provided below:

Executive	Bonus (Percentage of Base Salary Paid in 2008)

David A. Wentz	36%
Jeffrey A. Yates	38%(1)
Fred W. Cooper	49%
Kevin G. Guest	29%
Mark H. Wilson	26%
Gilbert A. Fuller	38%(1)

(1)                                  The actual bonus awarded was prorated (i) in Mr. Yates’ case based on his joining the Company in July 2008; and (ii) in Mr. Fuller’s case, based on his retirement in September 2008.

The actual cash bonuses paid to our Executives under the 2008 Bonus Plan are reflected in column (g) of the Summary Compensation Table of this Proxy Statement.

2009 Bonus Plan

For 2009, the Compensation Committee approved an Executive Bonus Plan (the “2009 Bonus Plan”) that is based on the achievement of several Company financial and non-financial performance objectives, which are similar to the 2008 Bonus Plan.  The performance objectives include financial objectives related to customer counts and operating margins that apply to all Executives universally, and additional financial and non-financial objectives that differ depending on the Executive’s functional area. The performance objectives that are tailored to each Executive’s functional area are comprised of confidential, competitively sensitive business information and, therefore, are not disclosed herein. Each objective is assigned a relative weight and contains a minimum, target, and maximum performance level. The extent to which an Executive will receive a bonus under the 2009 Bonus Plan will depend on the product of (i) the weighting of the respective objective, and (ii) the performance level that has been attained for the respective objective.  Under the 2009 Bonus Plan, Executives are eligible to receive a cash bonus of between 0 and 100 percent of their base salary, depending on the performance of USANA. The Compensation Committee believes that the performance objectives under the 2009 Bonus Plan are consistent with the Company’s long-term strategic plan and the Committee’s expectations of the Company’s future performance.  The Committee also believes that: (i) the minimum performance level for each objective is reasonably attainable, subject to the customary risks attendant to the Company’s business operations, and (ii) the target performance level for each objective will require a significant effort by Executives.  Future estimated payouts under USANA’s 2009 Bonus Plan are reflected in the Grants of Plan-Based Awards table of this Proxy Statement.

Equity Compensation

Equity compensation is an integral part of USANA’s compensation philosophy.  We believe that equity grants that vest over a period of years tie a portion of our Executives’ compensation to the Company’s long-term performance and, thereby, align the interests of our Executives with the interests of our shareholders.  Our equity compensation program delivers compensation to Executives only when the Company performs and the value of the Company’s stock increases.  USANA provides equity-based compensation primarily through the issuance of Stock-Settled Stock Appreciation Rights (“SSARs”).  The Compensation Committee began issuing SSARs, in lieu of stock options, in 2006 after its review of materials provided by FWC and after consulting with and receiving recommendations from the Company’s then President, Chief Financial Officer, and Vice President of Human Resources.  SSARs, in contrast to stock options, minimize the dilutive effect created by the use of equity compensation awards.  Grants of equity awards are made for both Executives and all other eligible employees at regular Compensation Committee meetings and at special meetings, as needed.  The effective date for such grants is customarily the date of such meeting or, for new hires, the first day of employment.

During the last few years, the Compensation Committee’s philosophy has been to issue SSARs to our Executives on an annual basis.  These annual awards were approved and granted by the Compensation Committee under the USANA 2006 Equity Incentive Award Plan (the”2006 Plan”).  Under this philosophy, the Compensation Committee utilized lower awards of SSARs on a more frequent basis to drive individual and Company performance.  In 2008, however, this philosophy changed.  The Compensation Committee determined that large, intermittent, SSAR awards were more appropriate and consistent with the objectives of driving long-term Company performance as well as individual Executive performance.  After reaching the foregoing conclusion, the Compensation Committee, in July 2008, approved the issuance of a one-time SSAR award to each of our Executives, in lieu of annual SSAR awards over the next few years. Each award of SSARs vests annually in equal installments over a 5-year period. The grant price for these awards, like all Company equity incentive awards, was the fair market value of the award as of the date of grant as determined by the closing price of the Company’s common stock on the date of grant.  The actual SSAR awards to our Executives are reflected in the Grants of Plan Based Awards Table of this Proxy Statement.

Other Compensation

Other than as described above, USANA does not at this time provide benefits to its Executives that are different from or in addition to those that are provided to its general employees.

Retirement: Executives may participate in Company sponsored 401(k) retirement plans on the same terms and conditions, including Company matching provisions, as other employees.  For the year ended January 3, 2009, the Company contributed matching funds totaling $966,090 to our 401(k) plan in which all eligible employee participants shared. During 2008, each of our Executives participated in our 401(k) plan and shared matching funds totaling $86,744. We provide no other retirement benefits to our Executives.

Severance: USANA has no severance agreements or contracts with any of its Executives that contain post-termination or change-in-control payments.

Perquisites:  It is our general practice not to provide significant perquisites or personal benefits to our Executives. The Compensation Committee, however, retains the discretion to consider and award reasonable perquisites or personal benefits to Executives as necessary to accomplish the objectives under our compensation philosophy.  In this regard, it should be noted that we do not provide pension arrangements, post-retirement health coverage, or similar benefits for our Executives or employees.  In 2008, we paid health, life, and disability insurance premiums on behalf of our Executives, all on the same terms as those that we provide to all of the Company’s employees.

Insurance Plans and Other Benefits:  We provide insurance plans and other benefits to our Executives that are similar to those plans and benefits that are customarily provided to general employees of the Company.

Indemnification:  Article VI of our Amended and Restated Articles of Incorporation and Article 5 of our Bylaws provide for indemnification of our directors, officers, employees, and other agents to the extent and under the circumstances permitted by the Utah Business Corporation Act.  We have entered into agreements with our directors and officers that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent allowed.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us under the foregoing provisions, the SEC has stated that such indemnification is against public policy, as expressed in the Securities Act of 1933, as amended, and, therefore, such indemnification provisions may be unenforceable.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management.  Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the members of the Compensation Committee:

Robert Anciaux (Chair)
Jerry G. McClain
Ronald S. Poelman

SUMMARY COMPENSATION TABLE

The following table summarizes all compensation paid to our named executive officers in each of the three most recently completed fiscal years. In July 2008, David A. Wentz was appointed as Chief Executive Officer. In September 2008, Mr. Fuller retired as Executive Vice President and Chief Financial Officer and was appointed to the Board of Directors. Also, in September 2008, Jeffrey A. Yates was appointed as Chief Financial Officer.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Myron W. Wentz	2008	—	—	—	570,413	—	—	—	570,413
Chairman & Former CEO	2007	—	—	—	—	—	—	—	—
	2006	—	—	—	—	—	—	—	—

David A. Wentz	2008	$541,395	—	—	$743,185	$197,308	—	$19,261	$1,501,149
Chief Executive Officer	2007	$292,308	$29,234	—	$558,324	$29,235	—	$9,571	$918,672
	2006	$173,158	—	—	$455,010	$22,507	—	$5,862	$656,537

Jeffrey A. Yates (4)	2008	$136,446	—	—	$59,542	$51,850	—	$2,019	$249,857
Vice President &
Chief Financial Officer

Kevin G. Guest (5)	2008	$422,846	—	—	$766,891	$122,097	—	$15,736	$1,327,570
Chief Marketing Officer	2007	$228,077	$22,810	—	$708,676	$22,810	—	$9,669	$992,042
	2006	$161,446	—	—	$623,103	$20,992	—	$—	$805,541

Fred W. Cooper	2008	$457,269	—	—	$316,447	$222,690	—	$17,091	$1,013,497
President and COO	2007	$259,231	$25,928	—	$179,291	$25,928	—	$8,563	$498,941
	2006	$168,599	—	—	$102,443	$21,921	—	$5,684	$298,647

Mark H. Wilson	2008	$413,231	—	—	$304,539	$106,466	—	$15,306	$839,542
Executive Vice President	2007	$251,539	$21,500	—	$179,291	$21,500	—	$8,331	$482,161
of North America	2006	$168,599	—	—	$102,443	$21,917	—	$5,682	$298,641

Gilbert A. Fuller (6)	2008	$269,000	—	—	$157,790	$114,643	—	$102,545	$643,978
Former Executive VP &	2007	$270,000	$27,032	—	$157,223	$27,033	—	$9,037	$490,325
Chief Financial Officer	2006	$198,962	—	—	$94,317	$25,995	—	$6,789	$326,063

(1)                                     Reflects the dollar amounts recognized for financial statement reporting purposes for the fiscal years ended January 3, 2009, December 29, 2007, and December 30, 2006, in accordance with SFAS No. 123(R), of awards pursuant to the Company’s equity-based compensation plans and, thus, includes amounts from awards granted in and prior to 2008.  Assumptions used in the calculation of this amount are included in Notes L, K, and J to the Company’s consolidated financial statements that are included in the Company’s Annual Reports on Form 10-K for the years ended January 3, 2009, December 29, 2007, and December 30, 2006 respectively.

(2)                                     Amounts paid in fiscal 2009 for performance realized in fiscal year 2008, under incentive plans discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

(3)                                     Includes employer’s matching contribution to the executive’s 401(k) plan.

(4)                                     Mr. Yates joined the Company in July 2008.

(5)                                     A significant portion of Mr. Guest’s equity awards were granted in 2003 and 2004 in connection with him joining the Company, and carry higher grant prices and SFAS No. 123(R) values compared with our other Executives.

(6)                                     In connection with Mr. Fuller’s retirement as an officer and appointment as a director in September 2008:

•                    column (f) reflects $28,521 recognized in accordance with SFAS No. 123(R) for equity awards to Mr. Fuller for service as a non-employee director after September 1, 2008; and

•                    column (g) reflects short-term incentive compensation paid to Mr. Fuller under our 2008 Bonus, which was a percentage of the base salary paid to Mr. Fuller as reflected in column (c) and the consulting fees paid to Mr. Fuller as reflected in column (i) and the bullet-point below.

•                    column (i) reflects: (1) $13,967 in employer’ matching contributions to Mr. Fuller’s 401(k) plan up to September 1, 2008; (2) $45,885 in cash paid to Mr. Fuller upon his retirement for accrued and unused vacation time; (3) $32,693 in cash paid to Mr. Fuller for consulting fees periodically after September 1, 2008; and (4) $10,000 in cash paid to Mr. Fuller after September 1, 2008 for services as a non-employee director.

GRANTS OF PLAN-BASED AWARDS

		Estimated future payouts under			Estimated future payouts under
		non-equity incentive plan awards (1)			equity incentive plan awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#) (2)	Exercise or base price of option awards ($/Sh) (3)	Grant date fair value of stock and option awards ($)
Myron W.	21-Jul-08	—	—	—	—	—	—	—	500,000	$26.06	4,364,000
Wentz

David A.	21-Jul-08								180,000	$26.06	$1,571,040
Wentz	N/A	$120,000	$300,000	$600,000	—	—	—	—

Jeffrey A.	21-Jul-08								75,000	$26.06	$654,600
Yates	N/A	$50,000	$125,000	$250,000	—	—	—	—

Kevin G.	21-Jul-08								150,000	$26.06	$1,309,200
Guest	N/A	$100,000	$250,000	$500,000	—	—	—	—

Fred W.	21-Jul-08								165,000	$26.06	$1,440,120
Cooper	N/A	$110,000	$275,000	$550,000	—	—	—	—

Mark H.	21-Jul-08								150,000	$26.06	$1,309,200
Wilson	N/A	$100,000	$250,000	$500,000	—	—	—	—

Gilbert A.	21-Jul-08								35,000	$26.06	$305,480
Fuller	N/A	$—	$—	$—	—	—	—	—

(1)                                  There is no guaranteed payment to our Executives under the 2009 Bonus Plan.  As such, if the minimum performance objectives are not achieved, our Executives will receive no payout under the 2009 Bonus Plan.  The amounts shown in column (c) reflect the minimum payout level under the 2009 Executive Bonus Plan, which is 20% of the Executive’s base salary.  The amounts shown in column (d) reflect the target payout, which is 50% of the Executive’s base salary.  The amounts shown in column (e) are 100% of the Executive’s base salary, which is the maximum payout that can be obtained under the 2009 Executive Bonus Plan.

(2)                                  All equity awards granted in 2008 were SSARs and granted under the 2006 Equity Incentive Award Plan.

(3)                                  All equity awards were granted at the closing stock price on the date of grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option awards (1)					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Myron W.	280,000	—	—	$39.18	5-Dec-15	—	—	—	—
Wentz	—	500,000	—	$26.06	21-Jan-14

David A.	50,000	75,000	—	$39.14	30-Apr-11	—	—	—	—
Wentz	7,000	28,000	—	$40.59	19-Oct-12
	—	180,000	—	$26.06	21-Jan-14

Jeffrey A.	—	75,000	—	$26.06	21-Jan-14	—	—	—	—
Yates

Kevin G.	18,000	18,000	—	$30.36	18-Feb-14	—	—	—	—
Guest	12,000	18,000	—	$37.60	26-Jul-11
	4,400	17,600	—	$40.59	19-Oct-12
	—	150,000	—	$26.06	21-Jan-14

Fred W.	12,000	18,000	—	$37.60	26-Jul-11	—	—	—	—
Cooper	4,400	17,600	—	$40.59	19-Oct-12
	—	165,000	—	$26.06	21-Jan-14

Mark H.	12,000	18,000	—	$37.60	26-Jul-11	—	—	—	—
Wilson	4,400	17,600	—	$40.59	19-Oct-12
	—	150,000	—	$26.06	21-Jan-14

Gilbert A.	12,000	—	—	$37.60	26-Apr-11	—	—	—	—
Fuller	4,400	4,400	—	$40.59	19-Apr-12
	—	25,000	—	$26.06	21-Jan-14
	—	10,000	—	$26.06	21-Jul-11

(1)                                  All awards vest 20% annually beginning on the first anniversary of the date of grant, except that:

•                   the initial 20% of the grant of 500,000 SSARs to Dr. Wentz and 25,000 SSARs to Mr. Fuller vests on April 1, 2008 instead of July 21, 2008; and

•                   the grant of 10,000 SSARs to Gilbert A. Fuller vests 100% on July 21, 2009

OPTION EXERCISES AND STOCK VESTED

	Option awards		Stock awards
(a)	(b)	(c)	(d)	(e)
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Myron W. Wentz	—	$—	—	—

David A. Wentz	50,000	$1,768,250	—	—

Jeffrey A. Yates	—	$—	—	—

Kevin G. Guest	24,745	$651,592	—	—

Fred W. Cooper	40,000	$1,411,000	—	—

Mark H. Wilson	—	$—	—	—

Gilbert A. Fuller	40,000	$1,411,000	—	—

COMPENSATION OF DIRECTORS

The table below summarizes the compensation paid by the Company to non-employee Directors for the fiscal year ended January 3, 2009.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name (1)	Fees earned or paid in cash ($) (2)	Stock awards ($) (3)	Option awards ($) (4)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified compensation earnings ($)	All other compensation ($)	Total ($)
Robert Anciaux (5)	$96,000	$41,761	$42,274	—	—	$—	$180,035

Jerry G. McClain (5)	$90,000	$55,510	$28,521	—	—	$—	$174,031

Ronald S. Poelman (5)	$103,750	$55,510	$28,521	—	—	$—	$187,781

(1)                                  Myron W. Wentz, the Company’s Chairman of the Board and former Chief Executive Officer, is not included in this table because he was an employee of the Company and received no compensation for his services as a director in 2008.  Additionally, Gilbert A. Fuller was appointed as a director in September 2008.  Prior to that, he served as the Company’s Executive Vice President and Chief Financial Officer.  As such, his total compensation, for both his service as an officer and director of the Company in 2008, is included in the Summary Compensation Table.

(2)                                  In the third quarter of 2008, the Company’s director retainer fee structure was modified to increase the compensation paid to our non-employee directors.  Each director receives an annual cash retainer of $40,000.  The chair of the Company’s Audit Committee also receives an additional annual cash retainer of $24,000.  The chair of the Compensation Committee receives an annual cash retainer of $17,000 and the chair of the Governance and Nominating Committee receives an annual cash retainer of $6,000.  Each committee member, other than the chair, receives an annual cash retainer of: $12,000 for the Audit Committee, $10,000 for the Compensation Committee, and $3,000 for the Governance and Nominating Committee.  The amounts in column (b) reflect a combination of the retainer fees for 2008, as well as an additional $30,000 paid to Messrs. Anciaux, McClain and Poelman for their services as special committee members during the 2008 tender offer.  The Company also reimburses all directors for the out-of-pocket expenses that they incur in connection with their services as directors, which include travel, lodging, and related expenses from attending or participating in meetings of the shareholders, Board of Directors, and committees of the Board.

(3)                                  Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended January 3, 2009, in accordance with SFAS No. 123(R).  Assumptions used in the calculation of this amount are included in Note L to the Company’s consolidated financial statements that are included in the Company’s Annual Report on Form 10-K for the year ended January 3, 2009.  At January 3, 2009, Jerry G. McClain had 5,723 Deferred Stock Units (“DSUs”) outstanding, Ronald S. Poelman had 4,259 DSUs outstanding, and Robert Anciaux had 2,904 DSU’s outstanding.  The grant date fair value of awards granted to Jerry G. McClain, Ronald S. Poelman and Robert Anciaux during fiscal 2008 was $55,002 each.

(4)                                  Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended January 3, 2009, in accordance with SFAS No. 123(R).  Assumptions used in the calculation of this amount are included in Note L to the Company’s consolidated financial statements that are included in the Company’s Annual Report on Form 10-K for the year ended January 3, 2009.  At January 3, 2009, each director had the following number of option awards or stock-settled stock appreciation rights (“SSARs”) outstanding: Robert Anciaux, 7,544 stock options and 25,000 SSARs; Jerry G. McClain, 3,000 stock options and 25,000 SSARs; and Ronald S. Poelman, 20,000 stock options and 27,956 SSARs.  The grant date fair value of awards granted to Robert Anciaux, Jerry G. McClain, and Ronald S. Poelman during fiscal 2008 was $218,200.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock, as of February 24, 2008, by (1) each person known to be the beneficial owner of more than 5% of the issued and outstanding common stock, (2) the named executive officers and directors of USANA individually, and (3) the named executive officers and directors as a group.  Except as indicated in the footnotes below, each of the persons listed below is believed to exercise sole voting and investment power over the shares of common stock that are listed for such individual or entity in this table.

	Number of	Percent of
Name and Address	Shares (2)	Class (3)
Beneficial Owners of More Than 5%

Gull Holdings, Ltd.	8,100,540	52.8%
4 Finch Road
Douglas, Isle of Man

FMR LLC (4)	1,180,955	7.7%
82 Devonshire Street
Boston, MA 02109

Directors and Named Executive Officers

Myron W. Wentz, Ph.D. (1)	8,480,540	53.9%
Chairman of the Board

David A. Wentz, (5)	414,746	2.7%
Chief Executive Officer

Jeffrey A. Yates	—	*
Vice President and Chief Financial Officer

Kevin G. Guest (6)	57,020	*
Chief Marketing Officer

Fred W. Cooper, Ph.D. (7)	26,567	*
President and Chief Operating Officer

Mark H. Wilson (8)	21,848	*
Executive Vice President of North America

Robert Anciaux, Director (9)	15,448	*

Jerry G. McClain, Director (10)	13,923	*

Ronald S. Poelman, Director (11)	32,215	*

Gilbert A. Fuller, Director (12)	32,943	*

Directors and Officers as a group (10 persons)	9,095,250	56.8%

*                                          Less than one percent.

(1)                                  Includes 8,100,540 shares held of record by Gull Holdings, Ltd., an Isle of Man company, which is 100% owned by Dr. Wentz and 380,000 shares that are issuable pursuant to options and SSARs which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement.  Because of his control of Gull Holdings, Ltd, Dr. Wentz is deemed to be the beneficial owner of the shares that are owned of record by Gull Holdings, Ltd.

(2)                                  All entries exclude beneficial ownership of shares that are issuable pursuant to options that have not vested or that are not otherwise exercisable as of the date hereof and which will not become vested or exercisable within 60 days of the date of this Proxy Statement.

(3)                                  Percentages are rounded to nearest one—tenth of one percent.  Percentages are based on 15,350,933 shares outstanding on February 24, 2009.  Shares of common stock subjected to options that are presently exercisable or exercisable within 60 days of the date of this Proxy Statement are deemed to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

(4)                                  Reflects the number of shares held at year-end, as reported on Form SC 13G filed on February 17, 2009.

(5)                                  Includes 89,000 shares that are issuable pursuant to options, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement, and 9,537 shares that are held in the executive’s 401(k) account.  Also includes 316,209 shares that are held of record, of which 50,000 shares have been pledged to support obligations incurred in connection with a prepaid variable forward contract that was entered into by Mr. Wentz with an unaffiliated third-party.  The number of shares to be delivered by Mr. Wentz on March 31, 2009 (the maturity date of the contract) will be based on the market price of the Company’s common stock and will not exceed 50,000 shares.  Under this arrangement, Mr. Wentz has the right to deliver cash instead of shares.

(6)                                  Includes 56,800 shares that are issuable pursuant to options and SSARs, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement, and 220 shares that are held in the executive’s 401(k) account.

(7)                                  Includes 20,800 shares that are issuable pursuant to SSARs, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement, and 5,767 shares that are held in the executive’s 401(k) account.

(8)                                  Includes 20,800 shares issuable pursuant to SSARs which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement, and 1,048 shares held in the executive’s 401(k) account.

(9)                                  Includes 12,544 shares that are issuable pursuant to options and SSARs, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement, and 2,904 shares that are issuable pursuant to DSUs, which are presently vested or which become vested within 60 days of the date of this Proxy Statement.

(10)                            Includes 8,000 shares that are issuable pursuant to options and SSARs, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement, 5,723 shares that are issuable pursuant to DSUs, which are presently vested or which become vested within 60 days of the date of this Proxy Statement, and 200 shares held of record.

(11)                            Includes 27,956 shares that are issuable pursuant to options and SSARs, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement and 4,259 shares that are issuable pursuant to DSUs, which are presently vested or which become vested within 60 days of the date of this Proxy Statement.

(12)                            Includes 6,000 shares that are held of record, 25,800 shares that are issuable pursuant to SSARs, which are presently exercisable or which become exercisable within 60 days of the date of this Proxy Statement, and 1,143 shares that are held in the executive’s 401(k) account.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding outstanding awards and shares reserved for future issuance under our equity compensation plans as of January 3, 2009.

Plan Category	Number of securities to be issued upon exercise of outstanding awards (1)		Weighted-average exercise price of outstanding awards		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	4,246,278	(2)	$30.28	(3)	1,426,950
Equity compensation plans not approved by security holders	None		N/A		None
Total	4,246,278	(2)	$30.28	(3)	1,426,950

(1)                                  Consists of shares of common stock issuable under the USANA 2006 Equity Incentive Award Plan and the 2002 USANA Health Sciences, Inc. Stock Plan.

(2)                                  Includes 819,944 options, and 2,178 Deferred Stock Units (“DSU”) that will entitle each holder to the issuance of one share of common stock for each unit.  Also, includes 3,424,156 Stock-Settled Stock Appreciation Rights (“SSAR”).  A SSAR is the right to receive the appreciation in fair market value of common stock between the exercise date and the date of grant in shares of common stock.  Based on the closing stock price of $33.36 on the last trading day of fiscal 2008, and the exercise price of SSAR’s that were in-the-money, 1,393,688 shares of common stock would be issued upon the exercise of these awards.

(3)                                  Calculated without taking into account 2,178 shares of common stock subject to outstanding DSU’s that will become issuable as those units vest, without any cash consideration or other payment required for such shares.

PROPOSAL #2 — RATIFICATION OF SELECTION OF
INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the independent registered public accountant to audit the financial statements of the Company and its subsidiaries for the fiscal year ending January 2, 2010.  PricewaterhouseCoopers LLP audited the Company’s financial statements for the fiscal year-ended January 3, 2009.

Change in Independent Registered Public Accountant

PricewaterhouseCoopers LLP was engaged as the Company’s independent registered public accountant on September 5, 2007 following the resignation of Grant Thornton as the Company’s independent registered public accountant on July 10, 2007.  The reports of Grant Thornton LLP for the Company’s fiscal year ended December 30, 2006 contained no adverse opinions, disclaimer of opinion, or qualification or modification as to uncertainty, audit scope or accounting principles.  During the Company’s fiscal year ended December 30, 2006, and the interim period from December 30, 2006 through July 10, 2007, there were no disagreements between the Company and Grant Thornton LLP on any accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Grant Thornton LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report, except as described below.

In connection with Grant Thornton LLP’s review of the Company’s unaudited financial statements that were included in the Company’s 10-Q for the quarter-ended March 31, 2007, the Audit Committee and Grant Thornton LLP disagreed as to the scope of the procedures to be performed by the auditors and disagreed as to the extent to which the Audit Committee should engage new, independent consultants to respond to what the Company and its Audit Committee deemed to be unfounded and unwarranted accusations leveled against the Company by convicted felon Barry Minkow.

In response to the Minkow allegations, the Company’s Audit Committee commenced an internal investigation (the “Internal Investigation”) by the Company’s general counsel of the matters raised by Minkow.  Also in response to the Minkow allegations, and in connection with its review of the Company’s 10-Q for the quarter-ended March 31, 2007, Grant  Thornton LLP made numerous requests to the Company for additional information and documents (the “Additional Information”), including requests for independent legal reviews (the “Independent Reports”) with respect to Minkow’s allegations that: (1) the Company’s associate compensation plan violates anti-pyramid investment rules, (2) the Company’s compensation plan fails to comply with Federal Trade Commission rules regarding disclosure of earnings and income to sales associates and prospective associates, and (3) the Company violated securities laws relating to insider trading and its stock buyback policy.

Initially, the Company’s Audit Committee wanted to complete the Internal Investigation before considering whether or not to engage independent consultants to provide Independent Reports.  Grant Thornton LLP informed the Company that this approach could potentially delay the filing of the Company’s Form 10-Q for the quarter-ended March 31, 2007.  This position led to further discussions between the Chairman of the Audit Committee and Grant Thornton LLP, and the matter was resolved to the satisfaction of Grant Thornton LLP, the Company, and the Audit Committee when the Company furnished to Grant Thornton LLP all additional information requested by Grant Thornton LLP, and engaged select independent legal advisers to produce the Independent Reports.

After the Internal Investigation and the Independent Reports were completed, Grant Thornton LLP completed its review of the Company’s Form 10-Q for the quarter-ended March 31, 2007.  The Company has confirmed its belief, based on the Internal Investigation and the Independent Reports, that the material allegations of Minkow are without merit.  Additionally, in the wake of Minkow’s allegations, the SEC conducted an informal inquiry into Minkow’s allegations and, in January 2008, concluded such inquiry without any recommendation of enforcement action against the Company.

In connection with the foregoing events, the Company authorized Grant Thornton LLP to respond fully to any inquiries of a successor accountant.

No event described in paragraph (a)(1)(v) of Item 304 of Regulation S-K occurred within the Company’s fiscal year-ended December 30, 2006, or the interim period from December 30, 2006 through July 10, 2007.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee pre-approves any engagement of PricewaterhouseCoopers LLP and has the ultimate authority and responsibility to select, evaluate and where appropriate, replace the independent registered public accountant and nominate an independent registered public accounting firm for shareholder approval.  While ratification of the selection of accountants by the shareholders is not required and is not binding upon the Audit Committee or the Company, in the event of a negative vote on such ratification, the Audit Committee might choose to reconsider its selection.

Prior to the performance of any services, the Audit Committee approves all audit and non-audit services to be provided by the Company’s independent registered public accountant and the fees to be paid therefor.  Although the Sarbanes-Oxley Act of 2002 permits the Audit Committee to pre-approve some types or categories of services to be provided by the independent registered public accountant, it is the current practice of the Audit Committee to specifically approve all services provided by the independent registered public accountant in advance, rather than to pre-approve any type of service.  In connection with this practice, the Audit Committee has considered whether the provision of non-audit services is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Independence

PricewaterhouseCoopers LLP has advised us that it has no direct or indirect financial interest in the Company or in any of its subsidiaries and that it has had, during the last three years, no connection with the Company or any of its subsidiaries, other than as independent auditors or in connection with certain other activities, as described below.

Financial Statements and Reports

The financial statements of the Company for the year ended January 3, 2009, and the report of the independent auditors will be presented at the Annual Meeting.  PricewaterhouseCoopers LLP will have a representative present at the meeting who will have an opportunity to make a statement, if he or she so desires, and to respond to appropriate questions from shareholders.

Services

During fiscal year 2008, PricewaterhouseCoopers LLP performed services consisting of the audit of the annual consolidated financial statements of the Company for the fiscal year 2008, reviews of quarterly financial statements for each of the quarters-ended March 29, 2008, June 30, 2008 and September 29, 2008, stand-alone audits of subsidiaries, and accounting consultations, consents, and other services related to SEC filings by the Company and its subsidiaries.  PricewaterhouseCoopers LLP did not perform any financial information systems design and implementation services for the Company for the fiscal year 2008.

During fiscal year 2008, Grant Thornton LLP reviewed the Company’s Annual Report on Form 10-K for the fiscal year-ended January 3, 2009 for the purpose of opining on the fiscal year financial statements that they had previously audited. Grant Thornton LLP did not perform any financial information systems design and implementation services for the Company for the fiscal year 2008.

During fiscal year 2007, PricewaterhouseCoopers LLP performed services consisting of the audit of the annual consolidated financial statements of the Company for the fiscal year 2007, reviews of quarterly financial statements for the quarters-ended June 30, 2007 and September 29, 2007, stand-alone audits of subsidiaries, and accounting consultations, consents, and other services related to SEC filings by the Company and its subsidiaries.  PricewaterhouseCoopers LLP did not perform any financial information systems design and implementation services for the Company for the fiscal year 2007.

During fiscal year 2007, Grant Thornton LLP reviewed our quarterly financial statements for the quarter-ended March 31, 2007. Grant Thornton LLP also provided other services to the Company in fiscal year 2007, consisting primarily of tax consultation and related services.  Grant Thornton LLP did not perform any financial information systems design and implementation services for the Company for the fiscal year 2007.

The following table summarizes the fees that were paid to PricewaterhouseCoopers LLP and Grant Thornton LLP by the Company during fiscal years 2008 and 2007.

	Fiscal Year 2008		Fiscal Year 2007
	PricewaterhouseCoopers LLP	Grant Thornton LLP	PricewaterhouseCoopers LLP	Grant Thornton LLP

Audit Fees	$1,071,572	$101,192	$419,810	$284,113
Audit Related Fees	$25,000	—	—	$27,539
Tax Fees	$256,222	—	—	$73,119
All Other Fees	—	—	—	$207,425
Total Fees	$1,352,794	$101,192	$419,810	$592,096

RECOMMENDATION

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP, as the Company’s independent public accountants for the fiscal year 2009.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.  The directors who serve on the Audit Committee are all independent for purposes of Rule 4200(A)(15) and Rule 4350(d) of The Nasdaq Marketplace Rules.

The Audit Committee operates under a written charter that has been adopted by the Board of Directors.

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended January 3, 2009.

We have discussed with the independent registered public accountant of the Company, PricewaterhouseCoopers LLP, the matters that are required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, which includes a review of the findings of the independent registered public accountant during its examination of the Company’s financial statements.

We have received and reviewed written disclosures and the letter from PricewaterhouseCoopers LLP, which is required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence and we have discussed with PricewaterhouseCoopers LLP their independence under such standards.  We have concluded that the independent registered public accountant is independent from the Company and its management.

Based on our review and discussions referred to above, we have recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the year ended January 3, 2009, for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee:

Ronald S. Poelman (Chair) Robert Anciaux Jerry G. McClain

EMPLOYMENT CONTRACTS AND OTHER ARRANGEMENTS

The Company has no employment agreements with any of its executive officers.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires USANA’s officers, directors, and persons who beneficially own more than 10% of USANA’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the Nasdaq stock market.  Officers, directors, and greater-than-ten-percent shareholders are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file.

Based solely upon a review of these forms that were furnished to the Company, and based on representations made by certain persons who were subject to this obligation that such filings were not required to be made, the Company believes that all reports that are required to be filed by these individuals and persons under Section 16(a) were filed on time in fiscal year 2008, except that the Company was late in filing one Form 4 for one transaction for Mr. Guest and one Form 4 for each of Mr. Anciaux, Mr. McClain and Mr. Poelman related to the issuance of SSARs for their service as members of the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In the ordinary course of business, USANA may engage in transactions which have the potential to create actual or perceived conflicts of interest between USANA and its directors and officers or their immediate family members. The Audit Committee charter requires that the Audit Committee review and approve any related party transaction or, in the alternative, that it notify and request action on the related party transaction by the full board of directors.  Indeed, this is a requirement of the Nasdaq stock market.  While USANA has not adopted formal written procedures for reviewing such transactions, in deciding whether to approve a related party transaction, the Audit Committee may consider, among other things, the following factors:

•                  information regarding the goods or services that are proposed to be provided, or that are being provided, by or to the related party;

•                  the nature of the transaction and the costs to be incurred by USANA;

•                  an analysis of the costs and benefits that are associated with the transaction and a comparison of alternative goods or services that are available to USANA from unrelated parties;

•                  an analysis of the significance of the transaction to USANA;

•                  whether the transaction would be in the ordinary course of USANA’s business;

•                  whether the transaction is on terms that are comparable to those that could be obtained in an arm’s-length dealing with an unrelated third party; and

•                  whether the transaction could result in an independent director no longer being considered to be independent under the Nasdaq rules.

After considering these and other relevant factors, the Audit Committee either (1) approves or disapproves the related party transaction, or (2) requests that full Board of Directors consider the matter. The Audit Committee will not approve any related party transaction which is not on terms that it believes are both fair and reasonable to USANA.  There are no related party transactions that are required to be disclosed in this Proxy Statement.

OTHER MATTERS

Shareholder Proposals. As of the date of this Proxy Statement, the Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting, other than as set forth herein and in the Notice of Annual Meeting.  If any other matter properly comes before the meeting, it is intended that the holders of proxies will act in accordance with their best judgment on these matters.

Solicitation of Proxies. The accompanying proxy is solicited on behalf of the Board of Directors.  In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally or by telephone and, if deemed necessary, third party solicitation agents may be engaged by the Company to solicit proxies by means of telephone, facsimile or telegram, although no such third party has been engaged by the Company, as of the date hereof.

“Householding” of Proxy Materials.  The SEC permits companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements (and related documents) with respect to two or more shareholders sharing the same address by delivering a single proxy statement (and related documents) addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings to companies.

A number of brokers with account holders who are shareholders will be “householding” our proxy materials.  As indicated in the notice previously provided by these brokers to shareholders, a single proxy statement (and related documents) will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder or shareholders.  Once you have received notice from your broker or USANA that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until USANA or USANA’s transfer agent receives contrary instructions from an affected shareholder or shareholders.

Shareholders who currently receive multiple copies of the proxy statement (and related documents) at their address and would like to request “householding” of their communications should contact their broker or, if a shareholder is a registered holder of shares of common stock, he or she should submit a written request to American Stock Transfer & Trust Company, our transfer agent, at 6201 Fifteenth Ave, 3rd Floor, Brooklyn, New York 11219. Shareholders who are now “householding” their communications, but who wish to receive separate proxy statements (and related documents) in the future may also notify American Stock Transfer & Trust Company.  We will promptly deliver, upon written or oral request, a separate copy of the proxy statement (and related documents) at a shared address to which a single copy was delivered.

ANNUAL REPORT

We will mail a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009, as filed with the SEC, to each shareholder of record at March 6, 2009.  The report on Form 10-K is not deemed a part of the proxy soliciting material for the Annual Meeting.

Notwithstanding any general language that may be to the contrary in any document filed with the SEC, the information in this Proxy Statement under the captions “Audit Committee Report” and “Compensation Committee Report” shall not be incorporarted by reference into any document filed with the SEC.

FURTHER INFORMATION

Additional copies of the Company’s Annual Report on Form 10-K for the year ended January 3, 2009 (including financial statements and financial statement schedules) that has been filed with the Securities and Exchange Commission may be obtained without charge by writing to USANA, Attention:  Investor Relations, 3838 West Parkway Blvd., Salt Lake City, Utah 84120-6336.  The reports and other filings of USANA, including this Proxy Statement, also may be obtained from the SEC’s on-line database, located at www.sec.gov.

By Order of the Board of Directors,

James H. Bramble
Corporate Secretary

Date: March 27, 2009

PROXY

ANNUAL MEETING OF SHAREHOLDERS

APRIL 29, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder executing and delivering this Proxy hereby appoints Myron W. Wentz, Ph.D. and Jeffrey Yates and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of common stock of the Company held of record by the undersigned as of March 6, 2009, at the Annual Meeting of Shareholders of USANA Health Sciences, Inc., to be held at the Corporate headquarters, 3838 West Parkway Blvd., Salt Lake City, Utah 84120, on Wednesday, April 29, 2009, at 11:00 a.m., Mountain Daylight Time, or at any adjournment thereof.  This Proxy is given in accordance with the instructions indicated and carries discretionary authority related to any and all other matters that may come before the meeting and any adjournments thereof.

The Board of Directors recommends a Vote “FOR” each of the items listed below.

1.                                     To elect five directors to serve for one year each, until the next Annual Meeting of Shareholders and until a successor is elected and shall qualify.  The nominees are:

Myron W. Wentz, Ph.D.

Robert Anciaux

Gilbert A. Fuller

Ronald S. Poelman

Jerry G. McClain

FOR ALL	WITHHOLD AS TO ALL	FOR ALL EXCEPT
☐	☐	☐

2.                                     To approve and ratify the selection of PricewaterhouseCoopers LLP as USANA’s independent registered public accountant.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.                                     To consider and act upon any other matters that properly may come before the meeting or at any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE.

PLEASE SIGN EXACTLY AS THE SHARES ARE ISSUED.  WHEN CO-TENANTS HOLD SHARES, BOTH SHOULD SIGN.  WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.  IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER.  IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.  PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

DATE:
Signature

Signature (Joint Owners)